UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2006

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315

(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110

(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01          Other Events

On May 26, 2006 Tracy L. Keegan, Executive Vice President and Chief Financial Officer for Bancshares of Florida, Inc., a $620 million-asset bank holding company headquartered in Naples, Florida, announced the appointment of R. Moyle Fritz, Jr. as Treasurer. Mr. Fritz, who joined Bank of Florida in May of 2004, also serves as Chief Financial Officer for the Eastern region of Bank of Florida, which is comprised of Bank of Florida - Fort Lauderdale with over $218 million in assets, and Bank of Florida - Palm Beach County with over $ 38 million in assets.

A copy of this press release is furnished as Exhibit 99.1

ITEM 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.1          Press Release (solely furnished and not filed for purposes of Item 9.01).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancshares of Florida, Inc.
(Registrant)

Date: May 26, 2006

/s/ Tracy L. Keegan

Tracy L. Keegan
Executive Vice President and Chief Financial Officer